Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Amendment to the Registration Statement on Form S-3 of Dolan Media Company of our report, dated March 28, 2008, relating to our audits of the consolidated financial statements that appear in the Annual Report on Form 10-K of Dolan Media Company for the year ended December 31, 2007.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP Minneapolis, Minnesota

September 30, 2008